Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Previously Completed Business Combination

On October 9, 2025, Haymaker Acquisition Corp. 4, a Cayman Islands exempted company (“Haymaker” or “SPAC”), Haymaker Merger Sub I, Inc. (“Merger Sub I”), Haymaker Merger Sub II, LLC (“Merger Sub II”), Suncrete, Inc. (“PubCo” or “Suncrete”) and Concrete Partners Holding, LLC (“CPH” or “Company”) entered into a business combination agreement (the “Business Combination Agreement”) pursuant to which (1) at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”) and following the Domestication (as defined below), Haymaker merged with Merger Sub I, a wholly-owned subsidiary of PubCo (the “Initial Merger”), with Haymaker surviving the Initial Merger as a wholly owned subsidiary of Suncrete (the time at which the Initial Merger became effective, the “Initial Merger Effective Time”) and immediately after, CPH merged into Merger Sub II, a wholly-owned subsidiary of PubCo (the “Acquisition Merger,” together with the Initial Mergers, the “Mergers,” and the time at which the Acquisition Merger became effective, the “Acquisition Merger Effective Time”) resulting in a combined company whereby Haymaker and CPH are wholly-owned subsidiaries of Suncrete; (2) Haymaker domesticated (the “Domestication”) as a Delaware corporation in accordance with the General Corporation Law of the State of Delaware, the Companies Act (As Revised) of the Cayman Islands and the amended and restated memorandum and articles of association of Haymaker (as amended from time to time); and (3) the other transactions contemplated by the Business Combination Agreement and documents related thereto were consummated (collectively, with the Mergers, the Domestication and all other transactions contemplated by the Business Combination Agreement, the “Business Combination”).

On April 8, 2026, as contemplated by the Business Combination Agreement, Haymaker filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, pursuant to which Haymaker was domesticated and continued as a Delaware corporation.

Subject to and in accordance with the terms and conditions of the Business Combination Agreement, Initial Merger and Acquisition Merger:

1)	At the Initial Merger Effective Time:

a.

PubCo filed an Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, which was adopted as the certificate of incorporation of PubCo until thereafter amended as provided by the DGCL and such certificate of incorporation;

b.	PubCo adopted Amended and Restated Bylaws as the bylaws of PubCo until thereafter amended as provided by the DGCL, the Amended and Restated Certificate of Incorporation and such bylaws;

c.

The certificate of incorporation and bylaws of Merger Sub I, as in effect immediately prior to the Initial Merger Effective Time, became the certificate of incorporation and bylaws for the SPAC until thereafter amended in accordance with their terms and applicable provisions of the DGCL;

d.	Each issued and outstanding share of common stock of Merger Sub I was redeemed for par value;

e.	Each issued and outstanding share of Class A common stock of Haymaker was canceled and converted into one share of Class A common stock, par value $0.0001 per share of PubCo (“Class A Common Stock”);

f.	Each issued and outstanding Class B common stock of Haymaker was canceled and converted into one share of Class B common stock, par value $0.0001 per share of PubCo (“Class B Common Stock”);

g.

Each outstanding and unexercised issued and outstanding public warrants to purchase Class A common stock of Haymaker (“SPAC Warrant”), was automatically assumed and converted into a warrant to acquire one share of Class A Common Stock, subject to the same terms and conditions (including exercisability terms) as were applicable to the corresponding former SPAC Warrant immediately prior to the Initial Merger Effective Time; and

h.	Each issued and outstanding SPAC Unit was detached into one share of Class A Common Stock and one-half of one SPAC Warrant.

2)	At the Acquisition Merger Effective Time:

a.

The certificate of formation and limited liability company agreement of Merger Sub II, as in effect immediately prior to the Acquisition Merger Effective Time, in materially the same form, became the certificate of formation and limited liability company agreement of the Surviving Subsidiary Company until thereafter amended in accordance with their terms and the applicable provision of the DLLCA;

b.

Each issued and outstanding Company Common Unit was cancelled and converted into the right to receive, in the aggregate, that number of fully paid and non-assessable shares of Class B Common Stock and/or Class A Common Stock equal to the Company Common Unit Exchange Ratio (as defined in the Business Combination Agreement);

c.

Each issued and outstanding Preferred Unit of CPH was cancelled and converted into the right to receive, in the aggregate, that number of fully paid and non-assessable shares of Class B Common Stock and/or Class A Common Stock equal to the Company Preferred Unit Exchange Ratio (as defined in the Business Combination Agreement);

d.

Each issued and outstanding Incentive Unit of CPH was automatically cancelled and ceased to exist in exchange for a right to receive a number of restricted Class A Common Stock equal to the Company Incentive Unit Share Consideration (as defined in the Business Combination Agreement) with respect to such Company Incentive Unit;

e.	Each Unit of CPH held in treasury was cancelled without any conversion and no payment or distribution made;

f.	Each issued and outstanding share of Class B Common Stock was converted into and exchanged, on a one-for-one basis, into one share of Class A Common Stock (subject to certain exceptions);

g.	Each issued and outstanding Unit of Merger Sub II was converted into and exchanged for one validly issued, fully paid and non-assessable Unit of CPH; and

h.

Subject to receipt of necessary waivers, approvals, consents or authorizations and the satisfaction of certain contractual requirements, PubCo issued 2,500,000 shares of Class B Common Stock to Dothan Independent GP, LP (“Dothan Independent”).

Haymaker entered into subscription agreements (the “PIPE Subscription Agreements”) with certain institutional investors (collectively, the “PIPE Investors”), pursuant to which, among other things, Haymaker agreed to (i) issue and sell, in private placements to close immediately prior to or substantially concurrently with the Closing, an aggregate of 14,853,582 shares of Class A Common Stock, par value $0.0001 per share, for a purchase price of $10.00 per share and (ii) 2,525,094 pre-funded common stock purchase warrants, each to purchase one share of Class A Common Stock (the “Pre-Funded Warrants”) at a per share exercise price equal to $0.0001, at a purchase price per Pre-Funded Warrant equal to the Purchase Price less the Exercise Price. Concurrently with the Closing, Suncrete received an aggregate amount of $167.1 million from the PIPE Investors.

Suncrete previously entered into a Securities Exchange Agreement (the “Exchange Agreement”) with holders of the its Senior Preferred Units (the “Senior Preferred Units”), pursuant to which Suncrete agreed to issue an aggregate of 26,000 shares of Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), to such Senior Preferred Unit holders in exchange for their Senior Preferred Units (the “Exchange”). On April 8, 2026, the Exchange occurred immediately prior to the closing of the Acquisition Merger, and Suncrete issued 26,000 shares of Series A Preferred Stock to the Senior Preferred Unit holders, following the acceptance by the Secretary of State of the State of Delaware of the Certificate of Designation for the Series A Convertible Perpetual Preferred Stock.

Immediately prior to the Domestication, on April 8, 2026, Haymaker redeemed all of its issued and outstanding public warrants to purchase Class A Ordinary Shares of Haymaker, par value $0.0001 per share (“SPAC Class A Ordinary Shares” and such warrants, the “SPAC Public Warrants”), in exchange for (i) $2.25 in cash and (ii) 0.075 SPAC Class A Ordinary Shares per SPAC Public Warrant (the “Warrant Redemption”).

On April 6, 2026, Haymaker and Suncrete entered into a forward purchase agreement (the “Forward Purchase Agreement”) with each of Harraden Circle Investors, LP (“HCI”), Harraden Circle Special Opportunities, LP (“HCSO”), Harraden Circle Strategic Investments, LP (“HCSI”) and Harraden Circle Concentrated, LP (“HCC”) (with HCI, HCSO, HCSI, HCC, collectively as “Forward Purchase Agreement Seller”) for a prepaid share forward transaction. Pursuant to the terms of the Forward Purchase Agreement, the Forward Purchase Agreement Seller has agreed to purchase up to 5,000,000 Shares (as defined in the Forward Purchase Agreement) in accordance with the terms and conditions therein. The Forward Purchase Agreement provides that the Forward Purchase Agreement Seller will be prepaid an aggregate cash amount (the “Prepayment Amount”) equal to the (i) number of Shares, multiplied by (ii) the per-share redemption price at the closing of the Business Combination (the “Initial Price”). The Forward Purchase Agreement Seller was paid the Prepayment Amount directly from Haymaker’s trust account. From time to time and on any business day on which Nasdaq and commercial banks in the City of New York are open for business (an “Exchange Business Day”), following the closing of the Business Combination (any such date, an “OET Date”), and subject to the terms and conditions therein, the Forward Purchase Agreement Seller shall terminate the Transaction in whole or in part with respect to any number of Shares that are sold by Forward Purchase Agreement Seller on such OET Date by giving notice of such termination and the specified number of Shares (such quantity, the “Terminated Shares”). As of each OET Date, Suncrete will be entitled to from the Forward Purchase Agreement Seller, and the Forward Purchase Agreement Seller shall pay to Suncrete an amount equal to (a) the Initial Price multiplied by (b) the Terminated Shares. The Forward Purchase Agreement maturity date will be the earlier of (a) 6 months after the closing of the Business Combination, or (b) ten Exchange Business Days following the date upon which Suncrete, in its sole discretion, delivers written notice to Forward Purchase Agreement Seller that Suncrete is accelerating the maturity date; provided that such notice will not be effective until three months after the closing of the Business Combination. In addition, Suncrete has the right, in its sole discretion, to extend the maturity up to two times by three months each time by delivering written notice to Forward Purchase Agreement Seller at least ten Exchange Business Days in advance of the then-scheduled maturity date. At maturity, in exchange for the return of the number of remaining Shares under the Forward Purchase Agreement, the Forward Purchase Agreement Seller shall retain an amount equal to (i) the number of Shares multiplied by (ii) the Initial Price. The Forward Purchase Agreement Seller also agreed to waive any redemption rights with respect to the Shares during the term of the Forward Purchase Agreement.

The Business Combination was accounted for as a reverse recapitalization under GAAP. Under this method of accounting, Haymaker was treated as the “acquired” company for accounting purposes. Accordingly, for accounting purposes, the financial statements of the post-combination company represent a continuation of the financial statements of CPH with the Business Combination treated as the equivalent of CPH issuing stock for the net assets of Haymaker, accompanied by a recapitalization. The net assets of Haymaker were stated at historical costs, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of CPH in future reports of PubCo.

CPH has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	CPH members comprising a relative majority of the voting power of PubCo and having the ability to nominate six of the nine members of the board of directors of PubCo;

•	CPH’s operations prior to the acquisition comprising the only ongoing operations of PubCo; and

•	CPH’s senior management comprising a majority of the senior management of PubCo.

Previously Completed 2025 Acquisition – Thunder Acquisition

On October 17, 2025 Eagle Redi-Mix Concrete, LLC (“Eagle”), a subsidiary of CPH, entered into the Equity and Asset Purchase and Contribution Agreement (the “Schwarz Purchase Agreement”) with SRM, Inc. dba Schwarz Ready Mix, SRM Leasing, LLC, an Oklahoma limited liability company (“Schwarz Leasing”), Schwarz Sand, LLC an Oklahoma limited liability company (“Schwarz Sand,” and together with Schwarz Ready Mix and Schwarz Leasing, the “Schwarz Entities”), the equity holders of Schwarz Ready Mix and Schwarz Leasing (collectively, the “Owners”), the equity holders of Schwarz Sand (collectively, the “Schwarz Sand Sellers”), certain other transaction beneficiaries, and Schwarz Ready Mix, in its capacity as a representative of the selling parties (the transaction, the “Thunder Acquisition”).

Pursuant to the Schwarz Purchase Agreement, Eagle acquired substantially all of the assets of Schwarz Ready Mix and Schwarz Leasing and all of the issued and outstanding equity interests of Schwarz Sand for an aggregate purchase price of $115.6 million, consisting of (i) $72.9 million paid in cash at closing, minus the estimated closing indebtedness, the estimated transaction expenses, the adjustment escrow amount and the indemnity escrow amount as further described in the Schwarz Purchase Agreement, (ii) $22.7 million to be paid in cash on June 30, 2026 and (iii) 20,000,000 shares of Preferred Units of the CPH issued to the Schwarz Sand Sellers in exchange for the contributed units of Schwarz Sand, with such amount being subject to certain customary post-Closing purchase price adjustments as further described in the Schwarz Purchase Agreement.

The Thunder Acquisition was accounted for as a business combination in accordance with ASC 805. The assets acquired and liabilities assumed were recorded at their respective fair values as of October 17, 2025. Any transaction costs were expensed as incurred in accordance with ASC 805, Business Combinations (“ASC 805”). The unaudited pro forma condensed combined financial information presented herein for CPH reflects the transaction accounting adjustments to CPH’s historical financial information in order to account for the Thunder Acquisition and include the assumption of liabilities as set forth in the Schwarz Purchase Agreement.

Hope Concrete Acquisition

On April 28, 2026 (“Hope Concrete Closing Date”), two subsidiaries of Suncrete, Concrete Partners, LLC, a Delaware limited liability company and Suncrete Intermediate, Inc. (“Suncrete Intermediate”), a Delaware corporation and newly formed subsidiary of Suncrete, entered into a Membership Interest Purchase Agreement (the “Hope Concrete MIPA”) and related agreements with the owners of Hope Concrete, LLC, a Texas limited liability company (“Hope Concrete”), to acquire 100% of the ownership interests of Hope Concrete and its subsidiaries, Lafayette Concrete Division LLC, a Louisiana limited liability company, and Baton Rouge Concrete Division LLC, a Louisiana limited liability company. The owners of Hope Concrete who are also parties to the Hope Concrete MIPA, were Hope Concrete Intermediate Holdings, LLC, a Delaware limited liability company (“Hope Intermediate”), Michael Mikytuck, Christine Wienberg, and Foley Bros., LLC, a Texas limited liability company (“Foley,” and collectively, with Hope Intermediate, Mr. Mikytuck and Ms. Wienberg, the “Hope Concrete Sellers”), and Hope Intermediate in its capacity as representative of the Hope Concrete Sellers (the transaction, the “Hope Concrete Acquisition”).

After giving effect to the transactions contemplated by the Hope Concrete MIPA, the aggregate consideration consisted of (i) 220,007 shares (the “Mikytuck Rollover Securities”) of Class A Common Stock issued to Mr. Mikytuck, (ii) 69,511 shares of Class B common stock, par value $0.0001 per share, of Suncrete Intermediate issued to Foley (the “Suncrete Intermediate Rollover Securities”) and (iii) a closing cash payment of $67.4 million, consisting of $39.4 million paid to the Hope Concrete Sellers, $27.4 million paid to satisfy the debt obligations of Hope Concrete and closing adjustments of $0.6 million.

The Suncrete Intermediate Rollover Securities issued by Suncrete Intermediate are nonvoting, have no dividend or liquidation rights and are exchangeable for an aggregate of 695,110 shares of Class A Common Stock of Suncrete on the terms and subject to the conditions set forth in an Exchange Agreement, dated April 28, 2026, by and among Suncrete, Suncrete Intermediate and Foley.

The Hope Concrete Acquisition was preliminarily determined to be a business combination for purposes of these unaudited pro forma condensed combined financial statements. Suncrete is the accounting acquirer, as it obtained control of Hope Concrete. The assets acquired and liabilities assumed will be recorded at their respective fair values as of the Hope Concrete Closing Date. Any transaction costs will be expensed in accordance with ASC 805. The unaudited pro forma condensed combined financial statements presented herein have been prepared to reflect the transaction accounting adjustments to Suncrete’s unaudited pro forma condensed combined financial information in order to account for the Hope Concrete Acquisition and include the assumption of liabilities as set forth in the Hope Concrete MIPA.

Nelson Bros. Acquisition

On May 6, 2026 (“Nelson Bros. Closing Date”), Suncrete, through its newly acquired subsidiary, Hope Concrete, executed a MIPA (“Nelson Bros. MIPA”) with (i) Randell R. Owens, an individual resident of the State of Texas, (ii) Ronda A. Owens, an individual resident of the State of Texas, (iii) JAO, LLC, a Texas limited liability company (“JAO, LLC”), and (iv) Owens Regional Investments, LLC, a Texas limited liability company (collectively, the “Nelson Bros. Sellers”); and Jacob Owens, an individual resident of the State of Texas, in his capacity as representative of the Nelson Bros. Sellers (the transaction, the “Nelson Bros. Acquisition”).

Pursuant to the Nelson Bros. MIPA, Hope Concrete, a newly acquired subsidiary of Suncrete, acquired all of the outstanding equity interests of Nelson Bros. Ready Mix, LTD (“Nelson Bros.”). After giving effect to the transactions contemplated by the Nelson Bros. MIPA, the aggregate consideration consisted of (i) 1,296,456 shares of Class A Common Stock, (ii) a closing cash payment of $45.0 million, consisting of $7.4 million paid to the Nelson Bros. Sellers, $33.0 million paid to satisfy the debt obligations of Nelson Bros. and closing adjustments of $4.6 million, and (iii) deferred consideration of $18.0 million (“Earnout Amount”). In addition, Nelson Bros. Materials, LLC (“Nelson Materials”), an affiliate of the Nelson Bros. Sellers, entered into a Sand Supply Agreement contemporaneously with the Nelson Bros. Closing Date, whereby Nelson Materials agreed to provide a $9.0 million credit for future purchases of sand for use by Suncrete.

The Nelson Bros. Sellers are eligible to receive the Earnout Amount provided the trailing twelve-month (“TTM”) Materials Spread is greater than $47.5 million during any period beginning on the first full calendar quarter ending after the Nelson Bros. Closing Date and ending on the fifth anniversary. The Material Spread is defined in the Nelson Bros. MIPA as Concrete Revenue (as defined therein) less Landed Material Costs (as defined therein).

The Nelson Bros. Acquisition was preliminarily determined to be a business combination for purposes of these unaudited pro forma condensed combined financial statements. Suncrete is the accounting acquirer, as it obtained control of Nelson Bros. The assets acquired and liabilities assumed will be recorded at their respective fair values as of the Nelson Bros. Closing Date. Any transaction costs will be expensed in accordance with ASC 805. The unaudited pro forma condensed combined financial statements presented herein have been prepared to reflect the transaction accounting adjustments to Suncrete’s unaudited pro forma condensed combined financial information in order to account for the Nelson Bros. Acquisition and include the assumption of liabilities as set forth in the Nelson Bros. MIPA.

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures and Acquired and Disposed Businesses” to depict the accounting for the transactions described herein (“Transaction Accounting Adjustments”) and do not present any synergies expected to occur as a result of the Business Combination, the Thunder Acquisition, the Hope Concrete Acquisition or the Nelson Bros. Acquisition.

The unaudited pro forma condensed combined financial information presented herein for Suncrete reflects the combination of financial information of Haymaker and CPH, adjusted to give effect to the Business Combination and related transactions, including the Thunder Acquisition and is denoted in the accompanying unaudited pro forma condensed combined financial information as “Suncrete Pro Forma”.

The unaudited pro forma condensed combined balance sheet as of March 31, 2026, gives effect to the Business Combination and related transactions, the Thunder Acquisition, the Hope Concrete Acquisition and the Nelson Bros. Acquisition as if they had occurred on March 31, 2026. The unaudited pro forma condensed combined statement of operations for three months ended March 31, 2026 and the year ended December 31, 2025 give effect to the Business Combination and related transactions, the Thunder Acquisition, the Hope Concrete Acquisition and the Nelson Bros. Acquisition as if they had occurred on January 1, 2025, the beginning of the earliest period presented.

The unaudited pro forma condensed combined statement of operations does not reflect a provision for income taxes or any amounts that would have resulted had Suncrete filed consolidated income tax returns during the period presented. The unaudited pro forma condensed combined balance sheet does not reflect any potential deferred taxes as a result of the Business Combination and related transactions, the Thunder Acquisition, the Hope Concrete Acquisition and the Nelson Bros. Acquisition since it is likely that Suncrete will record a valuation allowance against federal and state deferred tax assets given its history of net operating losses.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only and is not necessarily indicative of what Suncrete’s financial position or results of operations actually would have been had the Business Combination and related transactions, the Thunder Acquisition, the Hope Concrete Acquisition or the Nelson Bros. Acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of Suncrete following the Business Combination and related transactions, the Thunder Acquisition, the Hope Concrete Acquisition or the Nelson Bros. Acquisition. The actual financial position and results of operations of Suncrete may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial information does not reflect the benefits of potential cost savings or the costs that may be necessary to achieve such savings, opportunities to increase revenue generation or other factors that may result from the Business Combination and related transactions, the Thunder Acquisition, the Hope Concrete Acquisition or the Nelson Bros. Acquisition and, accordingly, does not attempt to predict or suggest future results.

The unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with:

•

Haymaker’s unaudited consolidated financial statements and related notes as of March 31, 2026 and for the three months ended March 31, 2026, in Suncrete’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission (the “SEC”) on May 16, 2026;

•

Haymaker’s audited consolidated financial statements and related notes as of and for the years ended December 31, 2025 and 2024, included in Suncrete’s Current Report on Form 8-K filed with the SEC on April 14, 2026;

•

CPH’s unaudited consolidated financial statements and related notes as of March 31, 2026 and for the three months ended March 31, 2026, included in Suncrete’s Current Report on Form 8-K/A filed with the SEC on May 16, 2026;

•

CPH’s audited consolidated financial statements and related notes as of and for the years ended December 31, 2025 and 2024, included in Suncrete’s Current Report on Form 8-K filed with the SEC on April 14, 2026;

•

Suncrete’s unaudited consolidated financial statements and related notes as of March 31, 2026 and for the three months ended March 31, 2026, included in Suncrete’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2026;

•

Suncrete’s audited consolidated financial statements and related notes as of December 31, 2025 and for the period from inception (September 30, 2025) to December 31, 2025, included in Suncrete’s Special Report on Form 10-K filed with the SEC on April 14, 2026;

•

The Schwarz Entities’ audited consolidated financial statements and related notes as of October 17, 2025 and for the period January 1, 2025 through October 17, 2025, included in Suncrete’s Current Report on Form 8-K filed with the SEC on April 14, 2026;

•	The unaudited consolidated financial statements and related notes of Hope Concrete as of March 31, 2026 and for the three months ended March 31, 2026, included in this Current Report on Form 8-K/A;

•

The audited consolidated financial statements and related notes of Hope Concrete as of and for the years ended December 31, 2025 and 2024, included in Suncrete’s Current Report on Form 8-K/A filed with the SEC on May 11, 2026;

•

The unaudited consolidated financial statements and related notes of Nelson Bros. Ready Mix, LTD as of March 31, 2026 and for the three months ended March 31, 2026, included in this Current Report on Form 8-K/A; and

•

The audited consolidated financial statements and related notes of Nelson Bros. Ready Mix, LTD as of and for the years ended December 31, 2025 and 2024, included in Suncrete’s Current Report on Form 8-K/A filed with the SEC on May 11, 2026.

SUNCRETE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2026

		Historical		Transaction Accounting Adjustments
(In $000’s)	Suncrete Pro Forma (z)	Hope Concrete	Nelson Bros.	Conforming and Reclassifications		Hope Concrete and Nelson Bros. Acquisitions		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$170,492	$441	$1,377	$—		$(67,411)	(c)	$59,899
						(45,000)	(d)
Restricted cash	—	—	1,940	—		—		1,940
Accounts receivable, net	35,127	7,318	4,870	216	(a)	—		69,085
				20,656	(b)
				898	(a)
Accounts receivable – related party	—	898	20,656	(20,656)	(b)	—		—
				(898)	(a)
Other receivables	—	216	—	(216)	(a)	—		—
Inventory	9,187	1,327	1,910	—		—		12,424
Prepaid expenses	—	1,105	2,555	(1,105)	(a)	—		—
				(2,555)	(b)
Other current assets	8,330	—	—	1,105	(a)	9,034	(x)	21,024
				2,555	(b)

Total current assets	223,136	11,305	33,308	—		(103,377)		164,372
Property, plant and equipment:
Property, plant and equipment, at cost	169,953	—	—	26,950	(a)	(26,950)	(e)	267,139
				58,056	(b)	53,227	(e)
						(58,056)	(f)
						43,959	(f)
Less: accumulated depreciation	(20,447)	—	—	(9,586)	(a)	9,586	(e)	(20,447)
				(29,698)	(b)	29,698	(f)

Property, plant and equipment, net	149,506	—	—	45,722		51,464		246,692

Property and equipment, net	—	17,364	28,358	(17,364)	(a)	—		—
				(28,358)	(b)
Accounts and notes receivable – related party	—	7,216	—	(7,216)	(a)	—		—
Goodwill	79,505	28,060	—	—		(28,060)	(g)	79,505
Customer relationships, net	69,247	—	—	—		10,742	(h)	88,861
						8,872	(i)
Trade name	24,800	—	—	—		5,177	(j)	34,253
						4,276	(k)
Right-to-use assets, net	—	5,782	113	—		—		5,895
Investment in captive insurance company	—	1,287	—	(1,287)	(a)	—		—
Other assets	—	—	604	(604)	(b)	—		—
Other noncurrent assets, net	7,363	—	—	7,216	(a)	—		16,470
				1,287	(a)
				604	(b)

Total assets	$553,557	$71,014	$62,383	$—		$(50,906)		$636,048

LIABILITIES, REDEEMABLE MEZZANINE EQUITY, AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$15,491	$5,312	$11,925	$2,882	(b	)	$(150)	(l)	$35,460
Accounts payable – related party	—	—	2,882	(2,882)	(b	)	—		—
Accrued liabilities	31,838	—	3,427	1,784	(a	)	(196)	(y)	45,314
				1,839	(b	)	3,931	(m)
							2,691	(n)
Accrued expenses	—	1,784	—	(1,784)	(a	)	—		—
Other current liabilities	—	—	1,839	(1,839)	(b	)	—		—
Current income tax liability	—	150	—	—			(150)	(o)	—
Deferred income tax liability	—	4,619	—	—			(4,619)	(o)	—
Current portion of finance lease liability	—	266	—	(266)	(a	)	—		—
Lines of credit	—	—	4,341	—			(4,341)	(p)	—
Current portion of lease liabilities	542	—	—	266	(a	)	—		862
				54	(b	)
Current portion of operating lease liabilities	—	—	54	(54)	(b	)	—		—
Current portion of notes payable	—	—	1,162	—			(1,162)	(p)	—
Current portion of notes payable, net of deferred loan costs	—	4,113	—	—			(4,113)	(q)	—
Long-term debt, current portion	15,074	—	—	—			—		15,074

Total current liabilities	62,945	16,244	25,630	—			(8,109)		96,710

Finance lease liability, net of current portion	—	5,832	—	(5,832)	(a	)	—		—
Operating lease liabilities, net of current portion	—	—	86	(86)	(b	)	—		—
Long-term lease liability	6,559	—	—	5,832	(a	)	—		12,477
				86	(b	)
Contingent consideration	—	—	—	—			15,000	(r)	15,000
Notes payable, net of current portion and deferred loan costs	—	22,448	21,952	—			(22,448)	(q)	—
							(21,952)	(p)
Long-term debt, net	184,053	—	—	—			—		184,053

Total liabilities	253,557	44,524	47,668	—			(37,509)		308,240

Commitments and Contingencies
Redeemable mezzanine equity
Series A preferred stock	26,569	—	—	—			—		26,569
Shareholders’ equity
Suncrete Class A common stock	5	—	—	—			—		5
Suncrete Class B common stock	1	—	—	—			—		1
Members equity (deficit)	(30,038)	26,490	—	—			(26,490)	(s)	(36,660)
							(3,931)	(m)
							(2,691)	(n)
Partners’ capital	—	—	14,715	—			(14,715)	(t)	—
Additional paid-in capital	303,463	—	—	—			19,952	(w)	337,893
							10,997	(u)
							3,481	(v)

Total shareholders’ equity	273,431	26,490	14,715	—			(13,397)		301,239

Total liabilities, redeemable mezzanine equity, and shareholders’ equity	$553,557	$71,014	$62,383	$—			$(50,906)		$636,048

SUNCRETE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2026

		Historical		Transaction Accounting Adjustments
(In $000’s)	Suncrete Pro Forma (r)	Hope Concrete	Nelson Bros.	Conforming and Reclassifications		Hope Concrete and Nelson Bros. Acquisitions		Pro Forma Combined
Revenues	$61,829	$14,559	$15,456	$—		$—		$91,844
Cost of goods sold	42,056	11,507	15,703	(1,604)	(a)	(413)	(c)	64,457
				(5,189)	(b)	1,413	(d)
						984	(e)

Gross profit	19,773	3,052	(247)	6,793		(1,984)		27,387
Operating expenses:
Selling, general, and administrative expenses	19,512	1,404	1,488	1,604	(a)	(226)	(c)	29,875
				16	(a)	774	(d)
				226	(a)	(896)	(f)
				5,189	(b)	398	(e)
						(105)	(h)
						269	(i)
						222	(j)
Acquisition-related costs	956	—	—	—		—		956
Business development	—	16	—	(16)	(a)	—		—
Depreciation	—	226	—	(226)	(a)	—		—
Gain on disposal of assets, net	—	—	—	(34)	(a)	—		(467)
				(433)	(b)

Total operating expenses	20,468	1,646	1,488	6,326		436		30,364

Operating income	(695)	1,406	(1,735)	467		(2,420)		(2,977)

Non-operating expenses (income):
Other expense (income)	(74)	—	(2)	(96)	(a)	—		(232)
				(60)	(a)
Interest income	—	(1)	—	1	(a)	—		—
Equipment rental	—	(96)	—	96	(a)	—		—
Management fees	—	(60)	—	60	(a)	—		—
Gain on disposal of property and equipment	—	(34)	(433)	34	(a)	—		—
				433	(b)
Interest expense, net	4,015	634	793	(1)	(a)	(634)	(m)	4,014
						(793)	(n)

Total non-operating expense (income)	3,941	443	358	467		(1,427)		3,782
Net income (loss) before income taxes	(4,636)	963	(2,093)	—		(993)		(6,759)
Income tax expense	—	52	—	—		(52)	(o)	—

Net income (loss)	$(4,636)	$911	$(2,093)	$—		$(941)		$(6,759)

Weighted average number of common shares outstanding, basic and diluted	73,119,471						(q)	75,331,044

Net loss per common share, basic and diluted	$(0.06)						(q)	$ (0.09)

SUNCRETE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

		Historical		Transaction Accounting Adjustments
(In $000’s)	Suncrete Pro Forma (s)	Hope Concrete	Nelson Bros.	Conforming and Reclassifications		Hope Concrete and Nelson Bros. Acquisitions		Pro Forma Combined
Revenues	$270,302	$56,552	$102,536	$—		$—		$429,390
Cost of goods sold	181,232	47,246	94,192	(8,780)	(a)	(1,698)	(c)	297,912
				(24,447)	(b)	6,231	(d)
						3,936	(e)

Gross profit	89,070	9,306	8,344	33,227		(8,469)		131,478
Operating expenses:
Selling, general, and administrative expenses	73,738	7,191	8,108	8,780	(a)	(686)	(c)	123,357
				164	(a)	2,519	(d)
				686	(a)	(4,041)	(f)
				24,447	(b)	1,591	(e)
						(600)	(g)
						(501)	(h)
						1,074	(i)
						887	(j)
Acquisition-related costs	6,696	—	—	—		3,931	(k)	13,318
						2,691	(l)
Business development	—	164	—	(164)	(a)	—		—
Depreciation	—	686	—	(686)	(a)	—		—
Gain on disposal of assets, net	(508)	—	—	(2,316)	(a)	—		(2,824)

Total operating expenses	79,926	8,041	8,108	30,911		6,865		133,851

Operating income	9,144	1,265	236	2,316		(15,334)		(2,373)

Non-operating expenses (income):
Other expense (income)	337	—	52	(383)	(a)	—		(234)
				(240)	(a)
Interest income	—	(1)	—	1	(a)	—		—
Equipment rental	—	(383)	—	383	(a)	—		—
Management fees	—	(240)	—	240	(a)	—		—
Gain on disposal of property and equipment	—	(2,316)	—	2,316	(a)	—		—
Interest expense, net	18,050	2,428	1,751	(1)	(a)	(2,428)	(m)	18,049
						(1,751)	(n)

Total non-operating expense (income)	18,387	(512)	1,803	2,316		(4,179)		17,815
Net income (loss) before income taxes	(9,243)	1,777	(1,567)	—		(11,155)		(20,188)
Income tax expense	—	1,211	410	—		(1,211)	(o)	—
						(410)	(p)

Net income (loss)	$(9,243)	$566	$(1,977)	$—		$(9,534)		$(20,188)

Weighted average number of common shares outstanding, basic and diluted	73,119,471						(q)	75,331,044

Net loss per common share, basic and diluted	$(0.13)						(q)	$(0.27)

SUNCRETE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Basis of Presentation

The unaudited pro forma condensed combined financial information presented herein for Suncrete reflects the combination of financial information of Haymaker and CPH, adjusted to give effect to the Business Combination and related transactions, including the Thunder Acquisition and is denoted in the accompanying unaudited pro forma condensed combined financial information as “Suncrete Pro Forma” and also includes the historical consolidated financial statements of Hope Concrete and Nelson Bros.

The Business Combination was accounted for as a reverse recapitalization under GAAP. Under this method of accounting, Haymaker was treated as the “acquired” company for accounting purposes. Accordingly, for accounting purposes, the financial statements of the post-combination company represent a continuation of the financial statements of CPH with the Business Combination treated as the equivalent of CPH issuing stock for the net assets of Haymaker, accompanied by a recapitalization. The net assets of Haymaker were stated at historical costs, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of CPH in future reports of PubCo.

CPH has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	CPH members comprising a relative majority of the voting power of PubCo and having the ability to nominate six of the nine members of the board of directors of PubCo;

•	CPH’s operations prior to the acquisition comprising the only ongoing operations of PubCo; and

•	CPH’s senior management comprising a majority of the senior management of PubCo.

The Hope Concrete Acquisition and Nelson Bros. Acquisition were preliminarily determined to be business combinations for purposes of these unaudited pro forma condensed combined financial statements. The assets acquired and liabilities assumed will be recorded at their respective fair values as of each respective closing date. Any transaction costs will be expensed in accordance with ASC 805. The unaudited pro forma condensed combined financial statements presented herein have been prepared to reflect the transaction accounting adjustments to Suncrete’s unaudited pro forma condensed combined financial information in order to account for the Business Combination and related transactions, the Thunder Acquisition, the Hope Concrete Acquisition and the Nelson Bros. Acquisition.

The transaction accounting adjustments reflect the consummation of the Business Combination and related transactions, the Thunder Acquisition, the Hope Concrete Acquisition and the Nelson Bros. Acquisition and are based on certain currently available information and certain assumptions and methodologies that Suncrete believes are reasonable. The unaudited transaction accounting adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Suncrete believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions, the Thunder Acquisition, the Hope Concrete Acquisition and the Nelson Bros. Acquisition based on information available to management at this time and that the transaction accounting adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of March 31, 2026, gives effect to the Business Combination and related transactions, the Thunder Acquisition, the Hope Concrete Acquisition and the Nelson Bros. Acquisition as if they had occurred on March 31, 2026. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026 and the year ended December 31, 2025 gives effect to the Business Combination and related transactions, the Thunder Acquisition, the Hope Concrete Acquisition and the Nelson Bros. Acquisition as if they had occurred on January 1, 2025, the beginning of the earliest period presented.

The unaudited pro forma condensed combined statement of operations does not reflect a provision for income taxes or any amounts that would have resulted had Suncrete filed consolidated income tax returns during the period presented. The unaudited pro forma condensed combined balance sheet does not reflect any potential deferred taxes as a result of the Business Combination and related transactions, the Thunder Acquisition, the Hope Concrete Acquisition and Nelson Bros. Acquisition since it is likely that Suncrete will record a valuation allowance against federal and state deferred tax assets given its history of net operating losses.

The unaudited pro forma condensed combined financial information and related notes are presented for illustrative purposes only. If the Business Combination and related transactions, the Thunder Acquisition, the Hope Concrete Acquisition and the Nelson Bros. Acquisition contemplated herein had occurred in the past, Suncrete’s operating results might have been materially different from those presented in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information should not be relied upon as an indication of operating results that Suncrete would have achieved if the Business Combination and related transactions, the Thunder Acquisition, the Hope Concrete Acquisition and the Nelson Bros. Acquisition contemplated herein had taken place on the specified dates.

In addition, future results may vary significantly from the results reflected in the unaudited pro forma condensed combined financial statement of operations and should not be relied upon as an indication of the future results Suncrete will have after the Business Combination and related transactions, the Thunder Acquisition, the Hope Concrete Acquisition and the Nelson Bros. Acquisition contemplated by the unaudited pro forma condensed combined financial information. In Suncrete’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

Consideration and Purchase Price Allocations

The preliminary allocations of the total purchase price for each of the Hope Concrete Acquisition and the Nelson Bros. Acquisition are based upon management’s estimates of, and assumptions related to, the fair value of assets acquired and liabilities assumed as of March 31, 2026 for the Hope Concrete Acquisition and the Nelson Bros. Acquisition, using currently available information and market data. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein. Suncrete expects to finalize the purchase price allocations as soon as reasonably practicable, which will not extend beyond the one-year measurement period provided under ASC 805.

The consideration transferred and the fair value of assets acquired and liabilities assumed by Suncrete for the Hope Concrete Acquisition and the Nelson Bros. Acquisition are as follows (amounts in thousands, except for share and per share amounts):

	Hope Concrete	Nelson Bros.
Consideration:
Cash consideration:
Cash paid to sellers	$39,377	$7,364
Cash paid to satisfy the debt obligations of sellers	27,351	32,989
Closing adjustments	683	4,647

Total cash paid	$67,411	$45,000
Class A common stock consideration — Nelson Bros. Acquisition:
Shares of Suncrete common stock to Nelson Bros. Sellers	—	1,296,456
Suncrete common stock price at May 6, 2026	—	$15.39

Total fair value of Class A common stock consideration to Nelson Bros. Sellers	—	$19,952
Class A common stock consideration — Hope Concrete Acquisition:
Shares of Suncrete common stock to Hope Concrete Sellers	220,007	—
Suncrete common stock price at April 28, 2026	$15.82	—

Total fair value of Class A common stock consideration to Hope Concrete Sellers	$3,481	—
Class B common stock consideration — Hope Concrete Acquisition:
Shares of Suncrete Intermediate Class B common stock	69,511	—
Fair value per share of Suncrete Intermediate Class B common stock	$158.20	—

Total fair value of Class B common stock consideration to Hope Concrete Sellers	$10,997	—
Fair value of contract asset — Sand Supply Agreement	—	$(9,034)
Fair value of Earnout Amount	—	$15,000

Total consideration	$81,889	$70,918

Fair value of assets acquired:
Cash and cash equivalents	$441	$1,377
Restricted cash	—	1,940
Accounts receivable, net	8,432	25,526
Inventory	1,327	1,910
Other current assets	1,105	2,555
Property, plant and equipment	53,227	43,959
Customer relationships, net	10,742	8,872
Trade name	5,177	4,276
Right-to-use assets, net	5,782	113
Other noncurrent assets, net	8,504	604

Amount attributable to assets acquired	$94,737	$91,132

Fair value of liabilities assumed:
Accounts payable	$5,162	$14,807
Accrued liabilities	1,588	5,267
Current portion of lease liabilities	266	54
Long-term lease liability	5,832	86

Amount attributable to liabilities assumed	$12,848	$20,214

Total identifiable net assets acquired	$81,889	$70,918

The fair value measurements of the assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of property, plant, and equipment, along with customer relationships, net, and trade name are based upon historical acquisition activity and is therefore subject to change. Such changes in the estimated fair value could be material.

The fair value per share of Suncrete Intermediate Class B common stock is estimated based upon the fair value of the common stock of Suncrete. Each share of Suncrete Intermediate Class B common stock is subject to an Exchange Agreement and mandatorily convertible into Suncrete Class A Common Stock at a ratio of 10-to-1 within three years after issuance. The fair value for the Suncrete Intermediate Class B common stock was therefore based upon the April 28, 2026 Suncrete common stock closing price of $15.82 per common share multiplied by the conversion ratio of 10-to-1.

The fair value of the Earnout Amount was preliminarily estimated using an option-pricing framework based on a closed-form Black-Scholes-Merton methodology. Under this approach, Suncrete’s current assumptions regarding projected performance were used to estimate the probability-weighted expected earnout obligation. The resulting expected payments were then discounted to present value using discount rates intended to reflect both the expected timing of payment and the anticipated form of settlement. As the valuation of the Earnout Amount is preliminary, the estimate is based on simplified assumptions and information currently available as of the date of this filing. Suncrete expects to finalize the valuation of the Earnout Amount as additional information becomes available and the purchase accounting analysis is completed. As a result, the final fair value determination may differ materially from the preliminary estimate.

The fair value of the contract asset for the Sand Supply Agreement was assumed to approximate the value of the credit for future sand to be supplied for purposes of these unaudited pro forma condensed combined financial statements.

Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Suncrete. Actual results may differ materially from the assumptions and estimates contained herein.

The transaction accounting adjustments are based on currently available information and certain estimates and assumptions that Suncrete believes provide a reasonable basis for presenting the significant effects of the Hope Concrete Acquisition and the Nelson Bros. Acquisition. General descriptions of the pro forma adjustments are provided below.

Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments were made in the preparation of the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2026:

(a)	Adjustments necessary to conform the assets and liabilities of Hope Concrete to the presentation of Suncrete include the following:

i.

Current Assets: Reclassification of $0.9 million in related party receivables and $0.2 million of other receivables to accounts receivable along with the reclassification of $1.1 million in prepaid expenses to other current assets.

ii.	Property, Plant and Equipment: Reclassification of $17.4 million of property and equipment, net into $27.0 million of gross property, plant and equipment and $9.6 million of accumulated depreciation.

iii.	Long-Term Assets: Reclassification of $7.2 million of accounts receivable – related party and $1.3 million of investment in captive insurance company into other noncurrent assets.

iv.	Current Liabilities: Reclassification of $1.8 million of accrued expenses to accrued liabilities and $0.3 million of current portion of finance lease liability to current portion of lease liabilities.

v.	Long-Term Liabilities: Reclassification of $5.8 million of finance lease liability, net of current portion, to long-term lease liability.

(b)	Adjustments necessary to conform the assets and liabilities of Nelson Bros. to the presentation of Suncrete include the following:

i.	Current Assets: Reclassification of $20.7 million in related party receivables to accounts receivable along with the reclassification of $2.6 million in prepaid expenses to other current assets.

ii.	Property, Plant and Equipment: Reclassification of $28.4 million of property and equipment, net into $58.1 million of gross property, plant and equipment and $29.7 million of accumulated depreciation.

iii.	Long-Term Assets: Reclassification of $0.6 million of other assets into other noncurrent assets.

iv.

Current Liabilities: Reclassification of $2.9 million of accounts payable – related party to accounts payable, $1.8 million of other current liabilities to accrued liabilities and $0.1 million of current portion of operating lease liabilities to current portion of lease liabilities.

v.	Long-Term Liabilities: Reclassification of $0.1 million of operating lease liabilities, net of current portion, to long-term lease liability.

(c)	Adjustment necessary to record the cash consideration paid to the Hope Concrete Sellers for the acquisition of Hope Concrete.

(d)	Adjustment necessary to record the cash consideration paid to the Nelson Bros. Sellers for the acquisition of Nelson Bros.

(e)

Adjustments necessary to remove the historical net book value of property and equipment of Hope Concrete and to reflect the estimated fair value of property, plant and equipment of Hope Concrete acquired as of March 31, 2026. For purposes of these pro forma financial statements, the fair value of property, plant and equipment for Hope Concrete was estimated based upon historical acquisition activity of Suncrete. The fair value of property, plant and equipment of Hope Concrete is therefore subject to change, and such changes could be material.

(f)

Adjustments necessary to remove the historical net book value of property and equipment of Nelson Bros. and to reflect the estimated fair value of property, plant and equipment of Nelson Bros. acquired as of March 31, 2026. For purposes of these pro forma financial statements, the fair value of property, plant and equipment for Nelson Bros. was estimated based upon historical acquisition activity of Suncrete. The fair value of property, plant and equipment of Nelson Bros. is therefore subject to change, and such changes could be material.

(g)	Adjustment necessary to remove the historical balance of goodwill of Hope Concrete.

(h)

Adjustment necessary to recognize the estimated fair value of customer relationships acquired in the Hope Concrete Acquisition. The fair value of customer relationships was estimated based upon the historical acquisition activity of Suncrete. The fair value of customer relationships of Hope Concrete is therefore subject to change, and such changes could be material.

(i)

Adjustment necessary to recognize the estimated fair value of customer relationships acquired in the Nelson Bros. Acquisition. The fair value of customer relationships was estimated based upon the historical acquisition activity of Suncrete. The fair value of customer relationships of Nelson Bros. is therefore subject to change, and such changes could be material.

(j)

Adjustment necessary to recognize the estimated fair value of trade name acquired in the Hope Concrete Acquisition. The fair value of trade name was estimated based upon the historical acquisition activity of Suncrete. The fair value of trade name of Hope Concrete is therefore subject to change, and such changes could be material.

(k)

Adjustment necessary to recognize the estimated fair value of trade name acquired in the Nelson Bros. Acquisition. The fair value of trade name was estimated based upon the historical acquisition activity of Suncrete. The fair value of trade name of Nelson Bros. is therefore subject to change, and such changes could be material.

(l)

Adjustment necessary to remove the management fee payable by Hope Concrete. Under the assumption the acquisition of Hope Concrete occurred on March 31, 2026, such management fee would not have been incurred by Hope Concrete.

(m)

Adjustment necessary to reflect estimated direct costs for the Hope Concrete Acquisition incurred subsequent to March 31, 2026. These estimated direct costs for the acquisition of Hope Concrete were incurred during the second quarter of 2026 and have been retrospectively reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet as though incurred and payable at March 31, 2026. For each completed add-on acquisition, Suncrete pays an affiliate a diligence and integration fee equal to 2.0% of the acquired enterprise value in consideration for the affiliate’s time and effort involved in transaction execution and post-closing integration activities. The estimated direct costs for the Hope Concrete Acquisition include $1.6 million for this diligence and integration fee.

(n)

Adjustment necessary to reflect estimated direct costs for the Nelson Bros. Acquisition incurred subsequent to March 31, 2026. These estimated direct costs for the acquisition of Nelson Bros. were incurred during the second quarter of 2026 and have been retrospectively reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet as though incurred and payable at March 31, 2026. For each completed add-on acquisition, Suncrete pays an affiliate a diligence and integration fee equal to 2.0% of the acquired enterprise value in consideration for the affiliate’s time and effort involved in transaction execution and post-closing integration activities. The estimated direct costs for the Nelson Bros. Acquisition include $1.6 million for this diligence and integration fee.

(o)

Adjustments necessary to remove current and deferred income tax liabilities of Hope Concrete. The unaudited pro forma condensed combined balance sheet does not reflect any potential deferred taxes as a result of the Hope Concrete Acquisition since it is likely that Suncrete will record a valuation allowance against federal and state deferred tax assets given its history of net operating losses.

(p)	Adjustments necessary to remove the historical debt balances, both current and long-term, of Nelson Bros. Suncrete is not assuming any debt of Nelson Bros. as part of the acquisition.

(q)	Adjustments necessary to remove the historical debt balances, both current and long-term, of Hope Concrete. Suncrete is not assuming any debt of Hope Concrete as part of the acquisition.

(r)

Adjustment necessary to reflect the Earnout Amount associated with the Nelson Bros. Acquisition. The Nelson Bros. Sellers are eligible to receive the Earnout Amount provided the TTM Materials Spread is greater than $47.5 million during any period beginning on the first full calendar quarter ending after the Nelson Bros. Closing Date and ending on the fifth anniversary. The fair value of the Earnout Amount was preliminarily estimated using an option-pricing framework based on a closed-form Black-Scholes-Merton methodology. The valuation of the Earnout Amount is preliminary, and the estimate is based on simplified assumptions and information currently available as of the date of this filing. As a result, the final fair value determination may differ materially from this preliminary estimate.

(s)	Adjustment necessary to remove the historical equity balance of Hope Concrete.

(t)	Adjustment necessary to remove the historical equity balance of Nelson Bros.

(u)

Adjustment necessary to reflect the issuance of Class B common stock of Suncrete Intermediate as consideration in the Nelson Bros. Acquisition. Each share of Suncrete Intermediate Class B common stock is subject to an Exchange Agreement and mandatorily convertible into Suncrete common stock at a ratio of 10-to-1 within three years after issuance. The fair value for the Suncrete Intermediate Class B common stock was therefore based upon the April 28, 2026 Suncrete common stock closing price of $15.82 per common share multiplied by the conversion ratio of 10-to-1.

(v)

Adjustment necessary to reflect the issuance of common stock of Suncrete as consideration in the Hope Concrete Acquisition. The fair value of the common stock of Suncrete was based upon the April 28, 2026 closing price of $15.82 per Class A common share.

(w)

Adjustment necessary to reflect the issuance of Class A Common Stock of Suncrete as consideration in the Nelson Bros. Acquisition. The fair value of the Class A Common Stock of Suncrete was based upon the May 6, 2026 closing price of $15.39 per share of Class A Common Stock.

(x)

Nelson Materials, an affiliate of the Nelson Bros. Sellers, entered into a Sand Supply Agreement contemporaneously with the Nelson Bros. Closing Date, whereby Nelson Materials agreed to provide a $9.0 million credit for future purchases of sand for use by Suncrete. Under ASC 805, the Sand Supply Agreement is considered a reduction in the consideration paid by Suncrete. The fair value of the contract asset for the Sand Supply Agreement was assumed to approximate the value of the credit for future sand to be supplied for purposes of these unaudited pro forma condensed combined financial statements.

(y)

Adjustment necessary to remove the historical accrued interest of Hope Concrete at March 31, 2026. Suncrete is not assuming any debt of Hope Concrete as part of the acquisition and therefore any accrued interest was eliminated.

(z)

The information presented as “Suncrete Pro Forma” is based on the unaudited historical financial statements of Haymaker and CPH as of March 31, 2026. The following table reconciles the information presented herein as “Suncrete Pro Forma” with the historical consolidated financial statements of Haymaker and CPH as of March 31, 2026:

(In $000’s)	CPH Historical	Haymaker Historical	Transaction Accounting Adjustments		Suncrete Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$6,276	$21	$261,707	(aa)	$170,492
			(12,116)	(bb)
			(12,180)	(cc)
			167,120	(dd)
			(3,613)	(mm)
			(144,119)	(ff)
			(56,729)	(ll)
			(25,875)	(jj)
			(10,000)	(kk)
Accounts receivable, net	35,127	—	—		35,127
Inventory	9,187	—	—		9,187
Prepaid expenses	—	8	(8)	(nn)
Other current assets	8,322	—	8	(nn)	8,330

Total current assets	58,912	29	164,195		223,136
Property, plant and equipment:
Property, plant & equipment, at cost	169,953	—	—		169,953
Less: accumulated depreciation	(20,447)	—	—		(20,447)

Property, plant and equipment, net	149,506	—	—		149,506

Goodwill	79,505	—	—		79,505
Customer relationships, net	69,247	—	—		69,247
Trade name	24,800	—	—		24,800
Cash and securities held in Trust Account	—	261,707	(261,707)	(aa)	—
Other noncurrent assets	7,363	—	—		7,363

Total assets	$389,333	$261,736	$(97,512)		$553,557

LIABILITIES, REDEEMABLE MEZZANINE EQUITY, AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,491	$—	$—		$15,491
Accrued liabilities	27,240	—	4,598	(nn)	31,838
Accrued expenses	—	4,598	(4,598)	(nn)
WCL Promissory Note - related party	—	1,591	(1,591)	(bb)	—
Current portion of lease liabilities	542	—	—		542
Extension promissory note	—	3,375	(3,375)	(bb)	—
Long-term debt, current portion	15,074	—	—		15,074

Total current liabilities	58,347	9,564	(4,966)		62,945

Deferred underwriting fee payable	—	8,650	(8,650)	(bb)	—
Subscription Agreement liability	—	25,903	(25,903)	(ff)
Long-term lease liability	6,559	—	—		6,559
Long-term debt, net	184,053	—	—		184,053

Total liabilities	248,959	44,117	(39,519)		253,557

Commitments and Contingencies
Redeemable mezzanine equity
Class A ordinary shares subject to possible redemption	—	261,707	(261,707)	(ff)	—
Senior preferred units	26,569	—	(26,569)	(ee)	—
Preferred units	133,843	—	(133,843)	(gg)	—
Series A preferred stock	—	—	26,569	(ee)	26,569
Shareholders’ equity
Suncrete Class A common stock	—	—	1	(ff)	5
			2	(dd)
			1	(gg)
			1	(hh)
Suncrete Class B common stock	—	—	1	(gg)	1

Class B ordinary shares	—	1	(1)	(hh)	—
Members’ equity (deficit)	(20,038)	—	(10,000)	(kk)	(30,038)
Additional paid-in capital	—	—	143,490	(ff)	303,463
			(12,180)	(cc)
			167,118	(dd)
			133,841	(gg)
			(44,089)	(ii)
			(3,613)	(mm)
			(56,729)	(ll)
			(25,875)	(jj)
			1,500	(bb)
Accumulated deficit	—	(44,089)	44,089	(ii)	—

Total shareholders’ equity	(20,038)	(44,088)	337,557		273,431

Total liabilities, redeemable mezzanine equity, and shareholders’ equity	$389,333	$261,736	$(97,512)		$553,557

(aa)	Adjustment necessary to reflect the transfer of marketable securities held in the Trust Account to cash.
(bb)

Adjustment necessary to reflect the settlement of the deferred underwriting fee and the extension promissory note by cash upon the Closing of the Business Combination. The WCL Promissory Note was settled by issuing 150,000 shares of Class A Common Stock.

(cc)

Adjustment necessary to reflect the transaction costs incurred by CPH of approximately $12.2 million. The costs of CPH are accounted for as a reduction in the combined cash account with a corresponding reduction in additional paid-in capital consistent with the treatment described in SEC Staff Accounting Bulletin Topic 5.A. These transaction costs will not recur in the combined company income statement beyond 12 months after the transaction. The transaction costs for Haymaker are approximately $10.1 million and are excluded from the unaudited pro forma condensed combined balance sheet.

(dd)

Adjustment necessary to reflect the receipt of $167.1 million in proceeds from the PIPE Investment. Pursuant to the PIPE Subscription Agreements, Haymaker has agreed to issue and sell, in private placements to close immediately prior to or substantially concurrently with the Closing, an aggregate of 17,378,676 shares of Class A Common Stock and/or Pre-Funded Warrants, to the PIPE investors. The PIPE Subscription Agreements are accounted as a derivative liability initially recognized at fair value. Upon settlement of the agreements, when the cash is received, Haymaker recorded a debit to cash and a credit to additional paid-in capital, with a corresponding reversal of the previously recorded derivative liability.

(ee)

Adjustment to reflect the exchange of the Senior Preferred Units for Series A Preferred Stock of PubCo. Pursuant to the Exchange Agreement, the Senior Preferred Units were exchanged at Closing for shares of Series A Preferred Stock, which such shares of Series A Preferred Stock are convertible into shares of Class A Common Stock pursuant to the terms of the Certificate of Designation.

(ff)

Adjustment necessary to reflect the redemption of 12,628,150 shares for cash by the Public Shareholders of Haymaker upon the consummation of the Business Combination at a redemption price of $11.41 per share. The remaining marketable securities held in the Trust Account are transferred to cash, with a corresponding credit to accumulated paid-in-capital. Additionally, the settlement of the Subscription Agreement liability is reversed and results in a credit to accumulated paid-in-capital.

(gg)	Adjustment necessary to reflect the conversion of Company Preferred Units into shares of Class A Common Stock and Class B Common Stock.
(hh)	Adjustment necessary to reflect the conversion of SPAC Class B Ordinary Shares into shares of Class A Common Stock.
(ii)	Adjustment necessary to reflect the elimination of Haymaker historical accumulated deficit.
(jj)	Adjustment necessary to reflect the redemption of 11.5 million warrants at a price per warrant of (i) $2.25 in cash and (ii) 0.075 shares of Class A Common Stock.
(kk)

Adjustment necessary to present the $10.0 million payment to Dothan Management for diligence and integration fees for the services provided by Dothan Management and its personnel to Suncrete in relation to the Business Combination.

(ll)	Adjustment to reflect aggregate payments made by Suncrete pursuant to pre-paid forward agreements with holders of 4,902,989 Class A Ordinary Shares.
(mm)	Adjustment necessary to reflect aggregate payments made by Suncrete in connection with the Non-Redemption Agreements.

(nn)	Adjustments necessary to conform the historical financial statements of Haymaker to the presentation of CPH.

Unaudited Pro Forma Condensed Combined Statement of Operations

The following adjustments were made in the preparation of the Unaudited Pro Forma Condensed Combined Statement of Operations for three months ended March 31, 2026 and the year ended December 31, 2025:

(a)	Adjustments necessary to conform the revenues and expenses of Hope Concrete to the presentation of Suncrete include the following:

i.	Cost of Goods Sold: Reclassification of $1.6 million of cost to goods sold to selling, general, and administrative expenses to conform to the presentation of Suncrete.

ii.	Operating Expenses: Reclassification of $0.1 million of business development costs and $0.2 million of depreciation expense to selling, general, and administrative expenses.

iii.

Non-Operating Expenses (Income): Reclassification of $0.1 million of equipment rental income and $0.1 million of management fees to other income and $0.1 million of gain on disposal of property and equipment to gain on disposal of assets, net, included in operating expenses.

(b)	Adjustments necessary to conform the revenues and expenses of Nelson Bros. to the presentation of Suncrete include the following:

i.	Cost of Goods Sold: Reclassification of $5.2 million of cost to goods sold to selling, general, and administrative expenses to conform to the presentation of Suncrete.

ii.	Non-Operating Expenses (Income): Reclassification of $0.4 million of gain on disposal of property and equipment to gain on disposal of assets, net, included in operating expenses.

(c)	Adjustment necessary to remove the historical depreciation expense of Hope Concrete.

(d)

Adjustment necessary to reflect the estimated depreciation expense associated with the fixed assets acquired from Hope Concrete as of March 31, 2026. Depreciation was calculated assuming a straight-line method of depreciation based on the estimated fair value and useful life of each class of fixed asset as of March 31, 2026. For purposes of these pro forma financial statements, the fair value of property, plant and equipment for Hope Concrete was estimated based upon historical acquisition activity of Suncrete. The estimated depreciation is therefore subject to change, and such changes could be material.

(e)

Adjustment necessary to reflect the estimated depreciation expense associated with the fixed assets acquired from Nelson Bros. as of March 31, 2026. Depreciation was calculated assuming a straight-line method of depreciation based on the estimated fair value and useful life of each class of fixed asset as of March 31, 2026. For purposes of these pro forma financial statements, the fair value of property, plant and equipment for Nelson Bros. was estimated based upon historical acquisition activity of Suncrete. The estimated depreciation is therefore subject to change, and such changes could be material.

(f)	Adjustment necessary to remove the historical depreciation expense of Nelson Bros.

(g)

Adjustment necessary to remove the management fee incurred by Hope Concrete. Under the assumption the acquisition of Hope Concrete occurred on January 1, 2025, such management fee would not have been incurred by Hope Concrete.

(h)

Adjustment necessary to remove the management fee incurred by Nelson Bros. Under the assumption the acquisition of Nelson Bros. occurred on January 1, 2025, such management fee would not have been incurred by Nelson Bros.

(i)

Adjustment necessary to reflect amortization expense associated with the estimated fair value of customer relationships acquired in the Hope Concrete Acquisition. Amortization is calculated assuming a straight-line method of amortization based on the estimated fair value and useful life of customer relationships as of the closing date of the Hope Concrete Acquisition. The fair value of customer relationships was estimated to have a weighted average useful life of approximately 10 years. The fair value of customer relationships was estimated based upon historical acquisition activity of Suncrete. The estimated amortization expense is therefore subject to change, and such changes could be material.

(j)

Adjustment necessary to reflect amortization expense associated with the estimated fair value of customer relationships acquired in the Nelson Bros. Acquisition. Amortization is calculated assuming a straight-line method of amortization based on the estimated fair value and useful life of customer relationships as of the closing date of the Nelson Bros. Acquisition. The fair value of customer relationships was estimated to have a weighted average useful life of approximately 10 years. The fair value of customer relationships was estimated based upon historical acquisition activity of Suncrete. The estimated amortization expense is therefore subject to change, and such changes could be material.

(k)

Adjustment necessary to reflect estimated direct costs for the Hope Concrete Acquisition expected to be incurred subsequent to March 31, 2026. These estimated direct costs for the acquisition of Hope Concrete will be incurred during the second quarter of 2026 and have been retrospectively reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations as though incurred for the year ended December 31, 2025. For each completed add-on acquisition, Suncrete pays an affiliate a diligence and integration fee equal to 2.0% of the acquired enterprise value in consideration for the affiliate’s time and effort involved in transaction execution and post-closing integration activities. The estimated direct costs for the Hope Concrete Acquisition include $1.6 million for this diligence and integration fee.

(l)

Adjustment necessary to reflect estimated direct costs for the Nelson Bros. Acquisition expected to be incurred subsequent to March 31, 2026. These estimated direct costs for the acquisition of Nelson Bros. will be incurred during the second quarter of 2026 and have been retrospectively reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations as though incurred for the year ended December 31, 2025. For each completed add-on acquisition, Suncrete pays an affiliate a diligence and integration fee equal to 2.0% of the acquired enterprise value in consideration for the affiliate’s time and effort involved in transaction execution and post-closing integration activities. The estimated direct costs for the Nelson Bros. Acquisition include $1.6 million for this diligence and integration fee.

(m)	Adjustment necessary to eliminate historical interest expense incurred by Hope Concrete. Cash consideration paid by Suncrete was from cash on hand as of the date of acquisition of Hope Concrete.

(n)	Adjustment necessary to eliminate historical interest expense incurred by Nelson Bros. Cash consideration paid by Suncrete was from cash on hand as of the date of acquisition of Nelson Bros.

(o)

Adjustment necessary to eliminate historical income tax expense of Hope Concrete. The unaudited pro forma condensed combined statement of operations does not reflect a provision for income taxes or any amounts that would have resulted had Suncrete filed consolidated income tax returns during the period presented since it is likely that Suncrete will record a valuation allowance against federal and state deferred tax assets given its history of net operating losses.

(p)

Adjustment necessary to eliminate historical income tax expense of Nelson Bros. The unaudited pro forma condensed combined statement of operations does not reflect a provision for income taxes or any amounts that would have resulted had Suncrete filed consolidated income tax returns during the period presented since it is likely that Suncrete will record a valuation allowance against federal and state deferred tax assets given its history of net operating losses.

(q)

The following table reconciles Suncrete pro forma and pro forma combined basic and diluted loss per share for the three months ended March 31, 2026 and the year ended December 31, 2025 (in thousands, except share and per share amounts):

	For the Three Months Ended March 31, 2026		For the Year Ended December 31, 2025
	Suncrete Pro Forma	Pro Forma Combined	Suncrete Pro Forma	Pro Forma Combined
Net loss	$(4,636)	$(6,759)	$(9,243)	$(20,188)
Common shares:
Common shares outstanding — basic	73,119,471	75,331,044	73,119,471	75,331,044
Dilutive effect of potential common shares	—	—	—	—

Common shares outstanding — diluted	73,119,471	75,331,044	73,119,471	75,331,044

Net loss per share:
Basic	$(0.06)	$(0.09)	$(0.13)	$(0.27)

Diluted	$(0.06)	$(0.09)	$(0.13)	$(0.27)

(r)

The information presented as “Suncrete Pro Forma” is based on the unaudited historical financial statements of Haymaker and CPH for the three months ended March 31, 2026. The following table reconciles the information presented herein as “Suncrete Pro Forma” with the historical consolidated financial statements of Haymaker and CPH for the three months ended March 31, 2026:

(In $000’s)	CPH Historical	Haymaker Historical	Transaction Accounting Adjustments		Suncrete Pro Forma
Revenues	$61,829	$—	$—		$61,829
Cost of goods sold:	42,056	—	—		42,056

Gross profit	19,773	—	—		19,773
Operating expenses:
Selling, general, and administrative expenses	16,624	—	2,828	(aa)	19,512
			60	(aa)
General and administrative expenses	—	2,828	(2,828)	(aa)
General and administrative expenses – related party	—	60	(60)	(aa)
Acquisition-related costs	956	—	—		956
(Gain) loss on disposal of assets, net	—	—	—		—

Total operating expenses	17,580	2,888	—		20,468

Operating income	2,193	(2,888)	—		(695)

Non-operating expenses (income):
Interest earned on cash held in Trust Account	—	(2,342)	2,342	(bb)	—
Change in fair value of Subscription Agreement liability	—	16,829	(16,829)	(cc)
Other income	(74)	—	—		(74)
Interest expense, net	4,015	—	—		4,015

Total non-operating expense (income)	3,941	14,487	(14,487)		3,941

Net income (loss)	$(1,748)	$(17,375)	$14,487		$(4,636)

Weighted average number of common shares outstanding, basic and diluted	95,700,000				73,119,471

Net loss per common share, basic and diluted	$(0.06)				$(0.06)

(aa)	Adjustment necessary reclassify general and administrative expenses and general and administrative expenses – related party to conform to the presentation of Suncrete.
(bb)	Adjustment necessary to eliminate interest earned on marketable securities held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2025.
(cc)	Adjustment necessary to eliminate the change in fair value on the Subscription Agreement liability after giving effect to the Business Combination as if it had occurred on January 1, 2025.

(s)

The information presented as “Suncrete Pro Forma” is based on the audited historical financial statements of Haymaker and CPH for the year ended December 31, 2025 and for the Schwarz Entities for the period January 1, 2025 through October 17, 2025. The following table reconciles the information presented herein as “Suncrete Pro Forma” with the historical consolidated financial statements of Haymaker and CPH for the year ended December 31, 2025 and the Schwarz Entities for the period January 1, 2025 through October 17, 2025:

(In $000’s)	CPH Pro Forma Combined (dd)	Haymaker As Reclassified (ee)	Transaction Accounting Adjustments		Suncrete Pro Forma
Revenues	$270,302	$—	$—		$270,302
Cost of goods sold:	181,232	—	—		181,232

Gross profit	89,070	—	—		89,070
Operating expenses:
Selling, general, and administrative expenses	60,976	2,762	10,000	(aa)	73,738
Acquisition-related costs	6,696	—	—		6,696
(Gain) loss on disposal of assets, net	(508)	—	—		(508)

Total operating expenses	67,164	2,762	10,000		79,926

Operating income	21,906	(2,762)	(10,000)		9,144

Non-operating expenses (income):
Interest earned on cash held in Trust Account	—	(10,367)	10,367	(bb)	—
Initial loss on Subscription Agreement liability	—	7,178	(7,178)	(cc)
Change in fair value of Subscription Agreement liability	—	1,897	(1,897)	(cc)
Other expense	337	—	—		337
Interest expense, net	18,050	—	—		18,050

Total non-operating expense (income)	18,387	(1,292)	1,292		18,387

Net income (loss)	$3,519	$(1,470)	$(11,292)		$(9,243)

Weighted average number of common shares outstanding, basic and diluted	95,700,000				73,119,471

Net loss per common share, basic and diluted	$(0.12)				$(0.13)

(aa)

Adjustment necessary to present the $10.0 million payment to Dothan Concrete Investments Management, LLC, (“Dothan Management”) for diligence and integration fees for the services provided by Dothan Management and its personnel to Suncrete in relation to the Business Combination.

(bb)	Adjustment necessary to eliminate interest earned on marketable securities held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2025.
(cc)

Adjustments necessary to eliminate the initial loss and change in fair value on the Subscription Agreement liability after giving effect to the Business Combination as if it had occurred on January 1, 2025.

(dd)

On October 17, 2025 Eagle entered into the Thunder Acquisition. The following table presents this acquisition for pro forma purposes. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 for CPH is based upon various assumptions, including the assumption the Thunder Acquisition occurred on January 1, 2025 and is provided for illustrative purposes only. Therefore, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 does not purport to represent what the actual results of operations of CPH would have been had the Thunder Acquisition occurred on the date noted above, nor is it necessarily indicative of future results of operations. Future results may vary significantly from the results reflected because of various factors. In CPH’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information of CPH have been made.

The following table is prepared pursuant to these assumptions, and the result is included in the “CPH Pro Forma Combined” column above:

	Historical
(In $000’s)	CPH For the Year Ended December 31, 2025	Schwarz For the Period January 1, 2025 through October 17, 2025	Schwarz Acquisition Transaction Accounting Adjustments		CPH Pro Forma Combined
Revenues	$194,871	$75,431	$—		$270,302
Cost of goods sold	127,925	64,053	(12,870)	(1)	181,232
			796	(2)
			1,328	(3)

Gross Profit	66,946	11,378	10,746		89,070
Operating expenses:
Selling, general, and administrative expenses	45,553	3,096	12,870	(1)	60,976
			(543)	(2)
Acquisition-related costs	6,696	—	—		6,696
Loss (gain) on disposal of assets, net	272	—	(780)	(4)	(508)

Total operating expenses	52,521	3,096	11,547		67,164

Operating income (loss)	14,425	8,282	(801)		21,906

Non-operating expenses (income):
Other expense (income)	418	(81)	—		337
Gain on sale of assets	—	(780)	780	(4)	—
Interest expense	12,032	366	5,652	(5)	18,050

Total non-operating expense (income)	12,450	(495)	6,432		18,387

Net income (loss) before income taxes	1,975	8,777	(7,233)		3,519
Income tax expense	—	583	(583)	(6)	—

Net income (loss) - consolidated	1,975	8,194	(6,650)		3,519
Net income (loss) attributable to noncontrolling interest	—	2,878	(2,878)	(7)	—

Net income (loss) attributable to controlling interest	$1,975	$5,316	$(3,772)		$3,519

Weighted average number of common shares outstanding, basic and diluted	95,700,000			(8)	95,700,000

Net loss per common share, basic and diluted	$(0.12)			(8)	$(0.12)

(1)	Adjustment necessary to reclassify certain costs within cost of goods sold to selling, general, and administrative, to conform with the presentation of CPH.
(2)

Adjustment necessary to reflect the estimated incremental depreciation expense related to the fixed assets acquired for period January 1, 2025 through October 17, 2025. Depreciation is calculated assuming a straight-line method of depreciation based on the estimated fair value and useful lives of each fixed asset as of October 17, 2025.

(3)

Adjustment necessary to reflect incremental amortization expense related to estimated customer relationships acquired in the Thunder Acquisition for the period January 1, 2025 through October 17, 2025. Amortization is calculated assuming a straight-line method of amortization based on the estimated fair value and useful life of customer relationships as of the closing of the Thunder Acquisition. The customer relationships were estimated to have a weighted average useful life of approximately 10 years.

(4)	Adjustment necessary to reclassify gain on the sale of assets to conform to the presentation of CPH.
(5)

Adjustment necessary to eliminate historical interest expense incurred by the Schwarz Entities and reflect the estimated interest expense in the period presented with respect to the incremental borrowings to finance the Thunder Acquisition. The interest rate utilized as of December 31, 2025 was 7.4% per annum. A one-eighth point change in interest rates as of December 31, 2025 would change interest expense by $0.1 million for the year ended December 31, 2025.

(6)	Adjustment necessary to remove income tax expense on the Schwarz Entities as CPH is not a tax paying entity.
(7)	Adjustment necessary to remove the historical noncontrolling interest of the Schwarz Entities. As part of the Thunder Acquisition, CPH purchased all noncontrolling interests.
(8)	The following table reconciles historical and pro forma basic and diluted loss per share for the period indicated (in thousands, except share and per share amounts):

	For the Year Ended December 31, 2025
	Historical	Pro Forma
Net income	$1,975	$3,519
Less: distributions to senior preferred unitholders	(2,340)	(2,340)
Less: accretion of redeemable preferred units to Redemption value	(10,791)	(12,440)

Net Loss Attributable to Common Shareholders	(11,156)	(11,261)
Common shares:
Common Shares outstanding — basic	95,700,000	95,700,000
Dilutive effect of potential Common Shares	—	—

Common Shares outstanding — diluted	95,700,000	95,700,000

Net loss per share:
Basic	$(0.12)	$(0.12)

Diluted	$(0.12)	$(0.12)

(ee)

The following reclassifications were made to conform the historical financial statements of Haymaker to the presentation of CPH, and such amounts are reflected in the “Haymaker As Reclassified” column (in thousands):

		Historical
CPH caption	Haymaker caption	Haymaker As Reported	Reclassification Adjustments	Haymaker As Reclassified
Revenues		$—	$—	$—
Cost of goods sold		—	—	—

Gross Profit		—	—	—
Operating expenses:
	General and administrative expenses	2,522	(2,522)	—
	General and administrative expenses - related party	240	(240)	—
Selling, general, and administrative expenses		—	2,522	2,762

			240
Total operating expenses		2,762	—	2,762

Operating income	Loss from operations	(2,762)	—	(2,762)

Non-operating expenses / (income):	Other income:
Interest earned on cash held in Trust Account	Interest earned on cash held in Trust Account	10,367	—	10,367
	Initial loss of Subscription Agreement liability	(7,178)		(7,178)
	Change in fair value of Subscription Agreement liability	(1,897)		(1,897)

Total non-operating income	Total other income	1,292	—	1,292

Net income (loss)	Net income (loss)	$(1,470)	$—	$(1,470)

Weighted average shares outstanding of Class A Ordinary Shares subject to possible redemption, basic and diluted		22,836,887	—	22,836,887

Basic and diluted net income per share, Class A Ordinary Shares subject to possible redemption		$(0.05)		$(0.05)

Weighted average shares outstanding of non-redeemable Class A and Class B Ordinary Shares, basic and diluted		6,547,600	—	6,547,600

Basic and diluted net income per share, non-redeemable Class A and Class B Ordinary Shares		$(0.05)		$(0.05)